Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
Third Quarter 2024 Financial Results
Net Investment Income of $0.35 Per Share and
Increase in Net Asset Value Per Share of $0.27 for the Third Quarter
Declares Fourth Quarter 2024 Distribution of $0.30 per Share
Menlo Park, Calif., November 6, 2024 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the third quarter ended September 30, 2024 and the declaration by its Board of Directors of its fourth quarter 2024 distribution of $0.30 per share.
Third Quarter 2024 Highlights
▪Signed $93.4 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”), and TPVG closed $41.0 million of new debt commitments;
▪Funded $33.0 million in debt investments to four portfolio companies with a 13.4% weighted average annualized yield at origination;
▪Achieved a 15.7% weighted average annualized portfolio yield on debt investments for the quarter1;
▪Earned net investment income of $13.8 million, or $0.35 per share;
▪Generated $8.8 million of net realized and unrealized gains, resulting in a net increase in net assets resulting from operations of $22.6 million, or $0.57 per share;
▪Realized an 15.4% return on average equity, based on net investment income during the quarter;
▪Eight debt portfolio companies raised an aggregate $655.6 million of capital in private financings during the quarter;
▪Held debt investments in 44 portfolio companies, warrants in 95 portfolio companies and equity investments in 48 portfolio companies as of September 30, 2024;
▪Improved debt investment portfolio weighted average investment ranking to 2.17 as of quarter’s end;
▪Increased net asset value to $364.3 million, or $9.10 per share, as of September 30, 2024, an increase of 3.2% from prior quarter;
▪Total liquidity of $338.6 million and total unfunded commitments of $74.0 million;
▪Renewed the Revolving Credit Facility to, among other things, extend the revolving period to November 30, 2025 and the scheduled maturity date to May 30, 2027, as well as set total commitments to $300 million;
▪Ended the quarter with a 1.11x gross leverage ratio;
▪Declared a fourth quarter distribution of $0.30 per share, payable on December 27, 2024; bringing total declared distributions to $16.05 per share since the Company’s initial public offering; and
▪Subsequent to quarter-end, the Company’s investment adviser agreed to waive the portion of its quarterly income incentive fee if and to the extent that, after payment of such income incentive fee, the Company’s net investment income per share for such quarter is below the quarterly distribution per share for such quarter. The income incentive fee waiver will be effective commencing with the quarter ending March 31, 2025 until and including the quarter ending December 31, 2025.
Year to Date 2024 Highlights
▪Earned net investment income of $41.9 million, or $1.08 per share;
▪Generated total investment income of $82.9 million;
▪Paid distributions of $1.10 per share;
▪Signed $412.2 million of term sheets with venture growth stage companies at TPC and TPVG closed $103.0 million of new debt commitments to venture growth stage companies;
▪Funded $85.2 million in debt investments to 10 portfolio companies with a 14.5% weighted average annualized portfolio yield at origination;
▪23 portfolio companies raised an aggregate $1.7 billion of capital in private financings;
▪Achieved a 15.6% weighted average annualized portfolio yield on total debt investments1;
▪In April 2024, DBRS, Inc. issued TPVG’s investment grade rating, with a BBB (low) Long-Term Issuer rating, with a stable trend outlook;
▪Raised $19.4 million of net proceeds under the ATM Program; and
▪Estimated undistributed taxable earnings from net investment income (or “spillover income”) of $41.5 million, or $1.03 per share, as of September 30, 2024.
1 Please see the last table in this press release, titled "Weighted Average Portfolio Yield on Debt Investments," for more information on the calculation of the weighted average annualized portfolio yield on debt investments.

“During the third quarter, we made progress executing our plan for positioning TPVG for the future despite the continued challenging conditions in the venture capital markets,” said Jim Labe, chairman and chief executive officer of TPVG. “We remain focused on managing our portfolio, selectively increasing our investment activity and taking steps to prepare for when market conditions improve.”
“We are pleased with the success of TPVG portfolio companies raising capital,” said Sajal Srivastava, president and chief investment officer of the Company. “23 of our debt portfolio companies have raised $1.7 billion in the nine months ended September 30, 2024 which bodes well for their future progress and credit quality.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended September 30, 2024, the Company entered into $41.0 million of new debt commitments with four portfolio companies, funded debt investments totaling $33.0 million to four portfolio companies, acquired warrants valued at $0.1 million in two portfolio companies and made direct equity investments of $0.5 million in one portfolio company. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 13.4% at origination. During the quarter, the Company received $35.7 million of principal prepayments and $4.6 million of scheduled principal amortization. The weighted average annualized portfolio yield on debt investments for the third quarter was 15.7%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the third quarter was 15.4% based on net investment income. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
As of September 30, 2024, the Company held debt investments in 44 portfolio companies, warrants in 95 portfolio companies and equity investments in 48 portfolio companies. The total cost and fair value of these investments were $739.0 million and $721.0 million, respectively.
The following table shows the total portfolio investment activity for the three and nine months ended September 30, 2024 and 2023:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Beginning portfolio at fair value	$713,770	$941,955	$802,145	$949,276
New debt investments, net(a)	32,672	12,428	83,555	98,967
Scheduled principal amortization	(4,618)	(20,031)	(39,314)	(38,288)
Principal prepayments and early repayments	(35,739)	(52,250)	(117,820)	(89,400)
Net amortization and accretion of premiums and discounts and end-of-term payments	756	38	3,343	9,528
Payment-in-kind coupon	4,224	3,265	11,833	7,946
New warrant investments	124	1,334	560	1,502
New equity investments	916	384	1,716	1,320
Proceeds from dispositions of investments	—	—	(22,142)	(3,173)
Net realized gains (losses) on investments	(5,019)	(25,545)	(32,913)	(23,682)
Net change in unrealized gains (losses) on investments	13,888	8,600	30,011	(43,818)
Ending portfolio at fair value	$720,974	$870,178	$720,974	$870,178
_____________
(a) Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended September 30, 2024, TPC entered into $93.4 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with the allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.

UNFUNDED COMMITMENTS
As of September 30, 2024, the Company’s unfunded commitments totaled $74.0 million, of which $5.0 million was dependent upon portfolio companies reaching certain milestones. Of the $74.0 million of unfunded commitments, $73.2 million will expire during 2025, and $0.8 million will expire during 2026, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.
RESULTS OF OPERATIONS
Total investment and other income was $26.5 million for the third quarter of 2024, representing a weighted average annualized portfolio yield of 15.7% on debt investments, as compared to $35.7 million and 15.1% for the third quarter of 2023. The decrease in total investment and other income was primarily due to a lower weighted average principal amount outstanding on our income-bearing debt investment portfolio. For the nine months ended September 30, 2024, the Company’s total investment and other income was $82.9 million, as compared to $104.5 million for the nine months ended September 30, 2023, representing a weighted average annualized portfolio yield on total debt investments of 15.6% and 14.8%, respectively.
Operating expenses for the third quarter of 2024 were $12.7 million as compared to $16.6 million for the third quarter of 2023. Operating expenses for the third quarter of 2024 consisted of $7.1 million of interest expense and amortization of fees, $3.4 million of base management fees, $0.6 million of Administration Agreement expenses and $1.6 million of general and administrative expenses, which includes a $0.4 million accrual for excise taxes. Due to the total return requirement under the income component of our incentive fee structure, our income incentive fees were reduced by $2.8 million during the three months ended September 30, 2024. Operating expenses for the third quarter of 2023 consisted of $9.3 million of interest expense and amortization of fees, $4.6 million of base management fees, $0.6 million of Administration Agreement expenses and $2.2 million of general and administrative expenses, which includes a $0.6 million accrual for excise taxes. Due to the total return requirement under the income component of our incentive fee structure, our income incentive fees were reduced by $3.8 million during the three months ended September 30, 2023. The Company’s total operating expenses were $41.0 million and $48.0 million for the nine months ended September 30, 2024 and 2023, respectively.
For the third quarter of 2024, the Company recorded net investment income of $13.8 million, or $0.35 per share, as compared to $19.1 million, or $0.54 per share, for the third quarter of 2023. The decrease in net investment income between periods was driven primarily by lower total investment and other income. Net investment income for the nine months ended September 30, 2024 was $41.9 million, or $1.08 per share, compared to $56.5 million, or $1.59 per share, for the nine months ended September 30, 2023.
During the third quarter of 2024, the Company recognized net realized losses on investments of $5.0 million, resulting primarily from the acquisition of one portfolio company. During the third quarter of 2023, the Company recognized net realized losses on investments of $25.6 million.
Net change in unrealized gains on investments for the third quarter of 2024 was $13.9 million, consisting of $9.4 million of net unrealized gains on the existing warrant and equity portfolio resulting from fair value adjustments and $5.2 million of net unrealized gains from the reversal of previously recorded unrealized losses from investments realized during the period, offset by $0.7 million of net unrealized losses on the debt investment portfolio resulting from fair value adjustments. Net change in unrealized gains on investments for the third quarter of 2023 was $8.6 million. The Company’s net realized and unrealized losses were $2.7 million for the nine months ended September 30, 2024, compared to net realized and unrealized losses of $67.5 million for the nine months ended September 30, 2023.
The Company’s net increase in net assets resulting from operations for the third quarter of 2024 was $22.6 million, or $0.57 per share, as compared to a net increase in net assets resulting from operations of $2.1 million, or $0.06 per share, for the third quarter of 2023. For the nine months ended September 30, 2024, the Company’s net increase in net assets resulting from operations was $39.2 million, or $1.01 per share, as compared to a net decrease in net assets resulting from operations of $11.0 million, or $0.31 per share, for the nine months ended September 30, 2023.
CREDIT QUALITY
The Company maintains a credit watch list with portfolio companies placed into one of five credit categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.

As of September 30, 2024, the weighted average investment ranking of the Company’s debt investment portfolio was 2.17, as compared to 2.24 at the end of the prior quarter. During the quarter ended September 30, 2024, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one portfolio company with a principal balance of $20.0 million was upgraded from White (2) to Clear (1), one portfolio company with a principal balance of $5.9 million was upgraded from Yellow (3) to White (2), one portfolio company with a principal balance of $26.7 million was upgraded from Orange (4) to Yellow (3), and one portfolio company with a principal balance of $10.0 million was downgraded from Clear (1) to White (2).
The following table shows the credit categories for the Company’s debt investments at fair value as of September 30, 2024 and December 31, 2023:

	September 30, 2024			December 31, 2023
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$72,188	12.0%	4	$100,309	13.8%	7
White (2)	392,092	64.8	29	471,195	64.5	28
Yellow (3)	107,822	17.8	6	117,792	16.1	8
Orange (4)	32,519	5.4	4	40,091	5.5	5
Red (5)	56	—	1	908	0.1	1
	$604,677	100.0%	44	$730,295	100.0%	49
NET ASSET VALUE
As of September 30, 2024, the Company’s net assets were $364.3 million, or $9.10 per share, as compared to $346.3 million, or $9.21 per share, as of December 31, 2023.
LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2024, the Company had total liquidity of $338.6 million, consisting of cash, cash equivalents and restricted cash of $48.6 million and available capacity under its Revolving Credit Facility of $290.0 million. As of September 30, 2024, the Company held $0.4 million of stock and warrant positions in publicly traded companies. The Company ended the quarter with a 1.11x gross leverage ratio and an asset coverage ratio of 190%.
DISTRIBUTION
On October 30, 2024, the Company’s board of directors declared a regular quarterly distribution of $0.30 per share for the fourth quarter, payable on December 27, 2024 to stockholders of record as of December 13, 2024. As of September 30, 2024, the Company had estimated spillover income of $41.5 million, or $1.03 per share.
RECENT DEVELOPMENTS
Since September 30, 2024 and through November 5, 2024:
▪TPC’s direct originations platform entered into $70.0 million of additional non-binding signed term sheets with venture growth stage companies.

CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, November 6, 2024, to discuss its financial results for the quarter ended September 30, 2024. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through December 6, 2024, by dialing (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 4351040. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, investment activity, financial condition or results of operations and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, investment activity, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	September 30, 2024	December 31, 2023
Assets	(unaudited)
Investments at fair value (amortized cost of $738,960 and $850,142, respectively)	$720,974	$802,145
Cash and cash equivalents	48,283	153,328
Restricted cash	289	18,254
Deferred credit facility costs	4,575	2,714
Prepaid expenses and other assets	4,224	2,384
Total assets	$778,345	$978,825

Liabilities
Revolving Credit Facility	$10,000	$215,000
2025 Notes, net	69,895	69,738
2026 Notes, net	199,373	199,041
2027 Notes, net	124,326	124,117
Other accrued expenses and liabilities	10,480	24,623
Total liabilities	$414,074	$632,519

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	400	376
Paid-in capital in excess of par value	514,668	492,934
Total distributable earnings (loss)	(150,797)	(147,004)
Total net assets	$364,271	$346,306
Total liabilities and net assets	$778,345	$978,825

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	40,049	37,620
Net asset value per share	$9.10	$9.21

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Investment income
Interest income from investments	$25,951	$34,070	$81,069	$100,825
Other income	564	1,668	1,826	3,693
Total investment and other income	$26,515	$35,738	$82,895	$104,518

Operating expenses
Base management fee	$3,418	$4,596	$11,552	$13,403
Income incentive fee	—	—	—	—
Interest expense and amortization of fees	7,148	9,297	22,861	28,486
Administration agreement expenses	580	579	1,838	1,720
General and administrative expenses	1,584	2,162	4,732	4,389
Total operating expenses	$12,730	$16,634	$40,983	$47,998

Net investment income	$13,785	$19,104	$41,912	$56,520

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$(5,040)	$(25,556)	$(32,693)	$(23,730)
Net change in unrealized gains (losses) on investments	13,889	8,600	30,011	(43,818)
Net realized and unrealized gains/(losses)	$8,849	$(16,956)	$(2,682)	$(67,548)

Net increase (decrease) in net assets resulting from operations	$22,634	$2,148	$39,230	$(11,028)

Per share information (basic and diluted)
Net investment income per share	$0.35	$0.54	$1.08	$1.59
Net increase (decrease) in net assets per share	$0.57	$0.06	$1.01	$(0.31)
Weighted average shares of common stock outstanding	39,954	35,609	38,782	35,453
Total distributions declared per share	$0.30	$0.40	$1.10	$1.20

Weighted Average Portfolio Yield
on Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended September 30,		For the Nine Months Ended June 30,
	2024	2023	2024	2023
Weighted average portfolio yield on debt investments(2)	15.7%	15.1%	15.6%	14.8%
Coupon income	12.7%	11.6%	12.2%	11.7%
Accretion of discount	0.9%	0.9%	0.9%	0.9%
Accretion of end-of-term payments	1.3%	1.6%	1.4%	1.7%
Impact of prepayments during the period	0.8%	1.0%	1.1%	0.5%
_____________
(1)Weighted average portfolio yields on debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The calculation of weighted average portfolio yields on debt investments excludes any non-income producing debt investments, but includes debt investments on non-accrual status. The weighted average yields reported for these periods are annualized and reflect the weighted average yields to maturities.
(2)The weighted average portfolio yields on debt investments reflected above do not represent actual investment returns to the Company’s stockholders.